UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2006

Date of Report (Date of earliest

event reported)

NeoRx Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliot Avenue West, Suite 500, Seattle, Washington 98119
(Address of principal executive offices)	(Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.              Other Events.

Phase 1/2 clinical trial in hormone refractory metastatic prostate cancer

On May 31, 2006, the Company announced treatment of the first patient in a Phase 1/2 clinical trial evaluating picoplatin, the Company’s lead product, for the potential front-line treatment of hormone-refractory metastatic prostate cancer. Picoplatin is an intravenous chemotherapeutic agent designed to overcome platinum resistance associated with the treatment of solid tumors. The Phase 1/2 study is evaluating picoplatin as front-line therapy in the treatment of patients with stage IV (metastatic) hormone-refractory prostate cancer who are newly diagnosed and have not received previous chemotherapy. The multi-center trial is designed to determine the safety and efficacy of picoplatin when administered every three weeks with docetaxel.

For additional information, see the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Payoff of Texas State Bank Loan

On May 31, 2006, the Company paid off the balance of its secured promissory note with Texas State Bank in accordance with the terms of the letter agreement between the Company and the Bank dated January 30, 2006. The amount of the payoff was approximately $2.7 million.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 - Press Release dated May 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoRx Corporation

Dated: June 5, 2006	By:	/s/ Anna L. Wight
Anna L. Wight
Vice President-Legal

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 31, 2006